Exhibit 10.3

EXECUTION COPY
AGREEMENT OF PURCHASE AND SALE
BY AND AMONG
OCG NTR HOLDINGS, LLC
(AS BUYER)
AND
BUSI II NTR SUB LLC

(AS SELLER)

AND

BUSI II GP-C LLC

(AS GENERAL PARTNER OF BUSI II-C L.P.)

AND

BUSI II SLP-GP LLC

(AS GENERAL PARTNER OF BROOKFIELD REIT OP SPECIAL LIMITED PARTNER L.P.)

DATED AS OF JUNE 29, 2023

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AGREEMENT OF PURCHASE AND SALE
This Agreement of Purchase and Sale, dated and effective as of June 29, 2023 (the “Agreement”), is by and among BUSI II NTR Sub LLC (the “Seller”), OCG NTR Holdings, LLC (the “Buyer”), II GP-C (as defined below) (in its capacity as the general partner of II-C (as defined below)) and II SLP-GP (as defined below) (in its capacity as the general partner of REIT SLP (as defined below)).
WITNESSETH:
WHEREAS, the Seller owns 100% of (a) the limited liability company interests in II GP-C (as defined below) (the “II GP-C Interests”), (b) the limited partnership interests in II-C (as defined below) (the “II-C Interests”), (c) the limited liability company interests in II SLP-GP (as defined below) (the “II SLP-GP Interests”) and (d) the limited partnership interests in the REIT SLP (as defined below) (the “REIT SLP Interests”, and together with the II GP-C Interests, the II-C Interests and the II SLP-GP Interests, the “Interests”); and
WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, 100% of (a) the II GP-C Interests upon the terms and subject to the conditions set forth in this Agreement (the “II GP-C Sale”), (b) the II-C Interests upon the terms and subject to the conditions set forth in this Agreement (the “II-C Sale”), (c) the II SLP-GP Interests upon the terms and subject to the conditions set forth in this Agreement (the “II SLP-GP Sale”) and (d) the REIT SLP Interests upon the terms and subject to the conditions set forth in this Agreement (the “REIT SLP Sale”, and together with the II GP-C Sale, the II-C Sale and the II SLP-GP Sale, the “Sale”).
NOW THEREFORE, in consideration of the mutual agreements, covenants, representations, warranties and indemnities contained in this Agreement, the Buyer and the Seller agree as follows:
1.    Definitions.
For purposes of this Agreement, the following terms shall have the meanings set forth below:
(a)    “Adjusted Price” shall have the meaning set forth in Section 5 hereof.
(b)    “Agreement” shall have the meaning set forth in the introductory paragraph hereof.
(c)    “Buyer” shall have the meaning set forth in the introductory paragraph hereof.
(d)    “Buyer Indemnified Parties” shall have the meaning set forth in Section 10(a) hereof.
(e)    “Claims” shall have the meaning set forth in Section 10(a) hereof.
(f)    “Closing” shall mean the consummation of the transactions contemplated by Section 2 hereof.

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(g)    “Entities” shall mean II-C, II GP-C, II SLP-GP and the REIT SLP.
(h)    “Entity Agreements” shall mean the II GP-C Agreement, the II-C Agreement, the II SLP-GP Agreement and the REIT SLP Agreement.
(i)     “II-C” shall mean BUSI II-C L.P., a Delaware limited partnership.
(j)    “II-C Agreement” shall mean the Amended and Restated Limited Partnership Agreement of II-C, effective as of January 1, 2022, as amended by Amendment No. 1, dated as of June 29, 2022, as the same may be further amended and supplemented from time to time.
(k)    “II-C Interests” shall have the meaning set forth in the recitals hereof.
(l)    “II-C Sale” shall have the meaning set forth in the recitals hereof.
(m)    “II GP-C” shall mean BUSI II GP-C LLC, a Delaware limited liability company.
(n)    “II GP-C Agreement” shall mean the Limited Liability Company Agreement of II GP-C, effective as of August 27, 2021, as the same may be amended and supplemented from time to time.
(o)    “II GP-C Interests” shall have the meaning set forth in the recitals hereof.
(p)    “II GP-C Sale” shall have the meaning set forth in the recitals hereof.
(q)    “II SLP-GP” shall mean BUSI II SLP-GP LLC, a Delaware limited liability company.
(r)    “II SLP-GP Agreement” shall mean the Limited Liability Company Agreement of II SLP-GP, effective as of June 20, 2023, as the same may be amended and supplemented from time to time.
(s)    “II SLP-GP Interests” shall have the meaning set forth in the recitals hereof.
(t)    “II SLP-GP Sale” shall have the meaning set forth in the recitals hereof.
(u)    “Initial Payment” shall have the meaning set forth in Section 4(b) hereof.
(v)    “Interests” shall have the meaning set forth in the recitals hereof.
(w)    “Losses” shall have the meaning set forth in Section 10(a) hereof.
(x)    “Non-Seller Indemnitors” shall have the meaning set forth in Section 10(f) hereof.
(y)    “Purchase Price” shall have the meaning set forth in Section 5 hereof.
(z)    “REIT SLP” shall mean Brookfield REIT OP Special Limited Partner L.P., a Delaware limited partnership.

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(aa)    “REIT SLP Agreement” shall mean the Second Amended and Restated Limited Partnership Agreement of REIT SLP, effective as of November 2, 2021, as amended by Amendment No. 1, effective as of January 1, 2022, as the same may be further amended and supplemented from time to time.
(bb)    “REIT SLP Interests” shall have the meaning set forth in the recitals hereof.
(cc)    “REIT SLP Sale” shall have the meaning set forth in the recitals hereof.
(dd)    “Right” shall mean any contractual right of the Seller under the Entity Agreements relating to the Interests, to the extent the Seller has such rights.
(ee)    “Sale” shall have the meaning set forth in the recitals hereof.
(ff)    “Seller” shall have the meaning set forth in the introductory paragraph hereof.
(gg)    “True-Up Amount” shall mean the difference between the value of the Entities as of June 30, 2023, as reasonably determined by the Seller, and the Purchase Price, as set forth on Schedule A attached hereto.
2.    Sale and Purchase of the Interests.
Subject to the terms and conditions of this Agreement, at the Closing, (a) the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller, all rights, title and interest of the Seller in and to the Interests and (b) the Seller agrees to assign all of its Rights (including under the Entity Agreements) related thereto, and the Buyer agrees to assume and perform thereafter all liabilities and obligations of the Seller under the Entity Agreements with respect to the Interests.
3.    Consent.
(a)    Consent by II GP-C. II GP-C, in its capacity as the general partner of II-C, hereby (i) consents to the II-C Sale, (ii) acknowledges that all requirements and conditions for the II-C Sale and the admission of the Buyer as a limited partner in respect of the II-C Interests have been satisfied and (iii) certifies that the Buyer will be listed in the books and records of II-C as owner of the II-C Interests.
(b)    Consent by II SLP-GP. II SLP-GP, in its capacity as the general partner of REIT SLP, hereby (i) consents to the REIT SLP Sale, (ii) acknowledges that all requirements and conditions for the REIT SLP Sale and the admission of the Buyer as a limited partner in respect of the REIT SLP Interests have been satisfied and (iii) certifies that the Buyer will be listed in the books and records of REIT SLP as owner of the REIT SLP Interests.
4.    Closing; Post-Closing Obligations.
(a)    The Closing shall take place on June 30, 2023, or on such other date as mutually agreed by the Seller and the Buyer.

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(b)    At the Closing, the Buyer shall: (i) pay the Purchase Price in U.S. dollars in immediately available funds by wire transfer to the account designated by the Seller (the “Initial Payment”) and (ii) if not theretofore delivered, deliver to the Seller all other instruments and documents required by the Entities to be delivered by the Buyer as a condition to the consummation of the transactions contemplated under this Agreement.
(c)    At the Closing, the Seller shall deliver or cause to be delivered to the Buyer a copy of all of the Entity Agreements and other documents that constitute a part of the Interests which have not previously been delivered to the Buyer by the Seller.
(d)    At the Closing, the Buyer shall be admitted as a (i) shareholder of II GP-C in respect of the II GP-C Interests, (ii) limited partner of II-C in respect of the II-C Interests, (iii) shareholder of II SLP-GP in respect of the II SLP-GP Interests and (iv) limited partner of REIT SLP in respect of the REIT SLP Interests.
(e)    On July 31, 2023, or on such other date as mutually agreed by the Seller and the Buyer, the Buyer shall pay the True-Up Amount in U.S. dollars in immediately available funds by wire transfer to the account designated by the Seller.
5.    Purchase Price.
The purchase price for the Interests shall be $307,000,000 (the “Purchase Price” and together with the True-Up Amount, the “Adjusted Price”).
6.    Representations and Warranties of the Seller.
The Seller hereby separately represents and warrants to the Buyer (in respect of itself only), as of the date of this Agreement, as follows:
(a)    Authorization. The Seller is an entity duly organized and validly existing in good standing under the laws of its jurisdiction of organization. The Seller has the requisite power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations required to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by it, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.
(b)    Title to Interests. The Seller owns all right, title and interest (legal and beneficial) in and to the Interests, free and clear of all liens and restrictions under federal and state securities laws. Upon payment to the Seller of the Initial Payment, the Buyer will acquire all Rights of the Seller pursuant to the Entity Agreements (to the extent that such Rights relate to the Interests) and good title to the Interests free and clear of all liens other than (i) restrictions under federal and state securities laws and (ii) any liens created by the Buyer.
(c)    No Conflicts. Neither the execution and delivery of this Agreement nor the performance by the Seller hereunder will conflict with or result in a breach or violation of any of the terms or provisions of its organizational documents or result in the breach or violation of any of the terms or provisions of, or constitute a default under, or accelerate the performance required by, the terms of any material indenture, mortgage, deed of trust, loan agreement or any other material agreement or instrument to which it is

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a party or by which it is bound, nor will any such action result in any violation of the provisions of any material statute or any order, rule or regulation of any court, governmental agency or body having jurisdiction over it or its property. The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations hereunder will not require any consent or approval of, or any filing or registration with, any creditor of the Seller, any governmental agency, court or other third party having jurisdiction over it or its property.
(d)    Litigation. There is not pending, or to the Seller’s knowledge threatened, against the Seller any action, suit or proceeding at law or in equity before any court, tribunal, governmental body, agency or official or any arbitrator relating to the Interests or that might affect the legality, validity or enforceability against the Seller of this Agreement or the Seller’s ability to perform its obligations hereunder. There is not pending, or to the Seller’s knowledge threatened, against the Seller any proceeding or investigation that would, if adversely determined, prevent or materially delay the consummation of the transactions contemplated hereby.
(e)    Brokers. The Seller has not, directly or indirectly, dealt with anyone acting in the capacity of a finder or broker, nor has the Seller incurred any obligations for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement.
7.    Representations and Warranties of Buyer.
The Buyer hereby represents and warrants to the Seller, as of the date of this Agreement, as follows.
(a)    Authorization. The Buyer is an entity duly organized and validly existing in good standing under the laws of its jurisdiction of organization. The Buyer has the requisite power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations required to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by it, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.
(b)    No Conflicts. Neither the execution and delivery of this Agreement nor the performance by the Buyer hereunder will conflict with or result in a breach or violation of any of the terms or provisions of its organizational documents or result in the breach or violation of any of the terms or provisions of, or constitute a default under, or accelerate the performance required by the terms of any material indenture, mortgage, deed of trust, loan agreement or any other material agreement or instrument to which it is a party or by which it is bound, nor will any such action result in any violation of the provisions of any material statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property.
(c)    Litigation. There is not pending, or to the Buyer’s knowledge threatened, against the Buyer any action, suit or proceeding at law or in equity before any court, tribunal, governmental body, agency or official or any arbitrator that might affect the legality, validity or enforceability against the Buyer of this Agreement or the Buyer’s ability to perform its obligations hereunder. There is not pending, or to the Buyer’s knowledge threatened, against the Buyer any proceeding or investigation that would, if

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adversely determined, prevent or materially delay the consummation of the transactions contemplated hereby.
(d)    Acknowledgements. The Buyer has had the opportunity to ask for all the information it considers necessary or appropriate for deciding whether or not to acquire the Interests. The Buyer has conducted its own independent investigation of the risks and merits of an investment in the Interests and has not relied and is not relying in connection with its acquisition of the Interests upon any information provided by or representation, warranty or agreement of the Seller or its officers, directors, affiliates and advisors other than those expressly set forth in writing in this Agreement.
8.    Covenants.
(a)    Cooperation. The Buyer, on the one hand, and the Seller, on the other hand shall cooperate fully with each other in furnishing any information or performing any action reasonably requested by the other party, which information or action is necessary to the timely and successful consummation of the transactions contemplated by this Agreement. In addition, the Seller and the Buyer agree to execute all such assignments and/or agreements as may be reasonably required for the sale and the transfer of the Interests and the assumption by the Buyer of all obligations relating thereto, if any.
(b)    Notice and Return of Distributions. From and after the Closing, the Seller agrees to forward to the Buyer any dividends or other distributions received by the Seller in error as soon as commercially practicable, but in any event within ten (10) business days after the Seller acquires knowledge of the receipt thereof. If the Buyer acquires knowledge of any of the foregoing at any time, the Buyer shall provide written notice thereof to the Seller as soon as commercially practicable but in any event within ten (10) business days after the Buyer acquires knowledge of the receipt thereof.
(c)    Assumption. The Buyer agrees that it will assume and perform, as of the Closing, all of the duties and obligations relating to the Interests (including, without limitation, any obligation of the Seller to make any further capital contributions to the Entities with respect to the Interests from and after the Closing).
9.    Survival of Representations and Warranties.
Each and every representation and warranty in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall be fully effective and enforceable for a period of one (1) year from the Closing (other than the representations and warranties in Sections 6(a), 6(b) and 7(a) hereof, which shall survive indefinitely). All rights to indemnification in respect of any representation and warranty hereunder shall survive only as long as such representation and warranty survives. The filing of a notice of claim for indemnification under Section 10(c) hereof within the one-year period set forth in this Section 9 shall be sufficient to perfect such claim for indemnification until it is resolved.
10.    Indemnification.
(a)    Indemnification by the Seller. The Seller agrees to defend, indemnify and hold harmless the Buyer, its members and the Buyer’s and such members’ respective officers, directors, employees, agents, successors and assigns (collectively, the “Buyer

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Indemnified Parties”), from and against any and all losses, damages, claims, suits, proceedings, liabilities, costs and expenses (including settlement costs, interest, penalties, reasonable attorneys’ fees and any reasonable legal or other expenses for investigation or defense of any actions or threatened actions) (collectively, “Losses” or “Claims,” as the context requires) which may be imposed, sustained, incurred, suffered or asserted as a result of, relating to or arising out of (i) any breach of any representation or warranty of the Seller contained in this Agreement, (ii) any failure by such Seller to perform any covenant, agreement or obligation of the Seller contained in this Agreement (unless specifically waived in writing by the Buyer at or prior to the Closing), and (iii) any and all taxes, fees or other governmental charges attributable to the ownership by the Seller of the Interests, on or prior to the date of Closing.
(b)    Indemnification by Buyer. The Buyer agrees to defend indemnify and hold harmless the Seller and its respective members, employees, agents, successors and assigns from and against any and all Losses and Claims which may be imposed, sustained, incurred, suffered or asserted as a result of, relating to or arising out of (i) any breach of any representation or warranty of the Buyer contained in this Agreement or (ii) any failure by the Buyer to perform any covenant, agreement or obligation of the Buyer contained in this Agreement (unless specifically waived in writing by the Seller at or prior to the Closing).
(c)    Indemnification Procedure. Each party hereto which may request indemnification under this Agreement agrees to give the party from which it may request indemnification prompt written notice of any event or any written claim by a third party of which it obtains knowledge, which could give rise to any actual damage, liability, loss, cost or expense as to which it may request indemnification under this Agreement. Notwithstanding the forgoing, the failure to give such prompt written notice shall not affect such party’s rights hereunder except to the extent the other party was materially and adversely prejudiced thereby. The indemnifying party may select counsel to direct the defense of such third-party claim, which counsel shall be reasonably satisfactory to the indemnified party, and the indemnified party, at the expense of the indemnifying party, shall cooperate with the indemnifying party in determining the validity of any such claim and the defense thereof. The indemnified party may, at its expense, participate in the defense of such third-party claim. The indemnifying party shall not settle any such claim without the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) if any relief, other than the payment of money damages, would be granted by such settlement or if such settlement does not include the unconditional release of the indemnified party. The indemnified party shall not settle any such claim without the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed). Any indemnification payment shall be treated for tax purposes as an adjustment to the Adjusted Price.
(d)    Reduction of Claim or Loss. If the amount of any Claim or Loss shall, subsequent to payment pursuant to this Section 10, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the indemnified party to the related indemnifying party.
(e)    Remedies Cumulative and Non-Exclusive. The remedies provided in this Section 10 shall be cumulative and shall not preclude the assertion by a party to this Agreement of any other rights or the seeking of the other remedies against the other party to this Agreement.

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(f)    Primacy of Indemnification. The Seller hereby acknowledges that certain Buyer Indemnified Parties may have rights to indemnification and advancement of expenses provided by the Buyer , a member of the Buyer or an affiliate of the Buyer (directly or by insurance provided by such entity or person, as applicable) (collectively, the “Non-Seller Indemnitors”). The Seller hereby agrees that it is the indemnitor of first resort of the Buyer Indemnified Parties with respect to matters for which indemnification is provided to them under this Agreement and that the Seller will be obligated to make all payments due to or for the benefit of a Buyer Indemnified Party under this Agreement without regard to any rights that such Buyer Indemnified Party may have against a Non-Seller Indemnitor. The Seller hereby waives and releases any and all equitable and other rights or claims to contribution, subrogation, or indemnification from or against the Non-Seller Indemnitors in respect of any amounts paid to a Buyer Indemnified Party hereunder. The Seller further agrees that no payment of Losses or expenses by any Non-Seller Indemnitor to or for the benefit of a Buyer Indemnified Party shall affect the obligations of the Seller hereunder, and that the Seller shall be obligated to repay the Non-Seller Indemnitors for all amounts so paid or reimbursed to the extent that the Seller has an obligation to indemnify a Buyer Indemnified Party for such Losses or expenses hereunder.
(g)    The Buyer’s rights to indemnification under Section 10(a) hereof shall survive indefinitely.
11.    General Provisions.
(a)    Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and received when delivered by hand or courier, when received by electronic mail delivery, or three (3) days after the date when posted by air mail, with postage prepaid, addressed as follows:
If to the Seller, to:
        BUSI II NTR Sub LLC
c/o Brookfield Property Group
250 Vesey Street, 15th Floor
New York, NY, 10281-1023
Attn: Melissa Lang, BPG Funds Legal
Melissa.lang@brookfield.com

or to such other person or address as the Seller shall furnish to the Buyer in writing.
If to the Buyer, to:
OCG NTR Holdings, LLC
c/o Oaktree Capital Group, LLC
333 S. Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attn: General Counsel

or to such other person or address as the Buyer shall furnish to the Seller in writing.

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(c)    Assignment. Neither this Agreement nor any of the rights, interests or obligations under it may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto and any purported assignment in violation of this Section 11(c) will be void; provided that the Buyer may assign its rights and obligations under this Agreement to any affiliate as long as the Buyer remains liable for its obligations hereunder. Subject to the prior sentence, this Agreement and all of its provisions shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
(d)    Governing Law; Disputes. This Agreement, all questions concerning the construction, interpretation and validity of this Agreement, the rights and obligations of the parties hereto, all claims or causes of action that may be based upon, arise out of or related to this Agreement and the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon or arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Delaware.
(e)    Counterparts; Facsimile Copies. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile of an executed counterpart of any signature page to this Agreement (or any other agreement to be executed hereunder) shall have the same effectiveness as delivery of a manually executed counterpart thereof.
(f)    Interpretation. The headings of the Sections and Subsections of this Agreement are inserted for convenience only and shall not constitute a part of or affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.” Defined terms used in this Agreement shall have the same meaning whether defined or used herein in the singular or the plural, as the case may be.
(g)    Entire Agreement. This Agreement and the other documents and certificates delivered pursuant to the terms of this Agreement set forth the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party.
(h)    Amendment; Waiver. This Agreement may be amended only by a written instrument executed by the Seller and the Buyer; provided, that Schedule A may be updated, without requiring any amendments hereto or the approval of any party, in order to add the True-Up Amount. Any failure of the Buyer to comply with any obligation, agreement or condition under this Agreement may only be waived in writing by the Seller, and any such failure by the Seller may only be waived in writing by the Buyer, but any such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by a party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party’s right to enforce any provision of this Agreement or to take any such action.

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(i)    Third Parties. Except as specifically set forth or referred to in this Agreement, nothing in this Agreement, expressed or implied, is intended, or shall be construed, to confer upon or give to any person or entity other than the parties and their successors or assigns, any rights or remedies under, or by reason of, this Agreement.
(k)    Additional Documents and Acts. Each of the parties agrees to execute and deliver such additional documents, certificates and instruments, and to perform such additional acts, as may be reasonably requested and as may be necessary or appropriate to carry out the provisions of this Agreement and to consummate the transactions contemplated by this Agreement.
(l)    Resolution of Conflicts. In the event of any inconsistency or conflict between the terms and provisions of this Agreement and the terms and provisions of any document executed by the Buyer and/or the Seller in connection with the sale of the Interests, the terms and provisions of this Agreement shall control.
(o)    Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.
(p)    Waiver of Jury Trial. Each of the parties hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement, the transactions contemplated hereby or disputes relating thereto. Each of the parties (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.
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IN WITNESS WHEREOF, the parties have executed this Agreement of Purchase and Sale, acting by their duly authorized agents, as of the date first above written.

BUSI II NTR SUB LLC by Brookfield Property Group II LLC, its Managing Member

By:_/s/ Michelle Campbell________________ Name: Michelle Campbell Title: Senior Vice President and Secretary

[SIGNATURE PAGE TO AGREEMENT OF PURCHASE AND SALE]

OCG NTR HOLDINGS, LLC

By:_/s/ Michelle Campbell________________ Name: Michelle Campbell Title: Senior Vice President and Secretary

[SIGNATURE PAGE TO AGREEMENT OF PURCHASE AND SALE]

BUSI II GP-C LLC

By:_/s/ Michelle Campbell________________ Name: Michelle Campbell Title: Secretary

[SIGNATURE PAGE TO AGREEMENT OF PURCHASE AND SALE]

BUSI II SLP-GP LLC

By:_/s/ Michelle Campbell________________ Name: Michelle Campbell Title: Senior Vice President and Secretary
[SIGNATURE PAGE TO AGREEMENT OF PURCHASE AND SALE]

SCHEDULE A
True-up Amount $____________

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